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                                                                    EXHIBIT 10.1

                            REVOLVING LOAN AGREEMENT

      This REVOLVING LOAN AGREEMENT ("Agreement"), dated as of July 23, 2004, is entered into between COMMUNITY SHORES BANK CORPORATION, a Michigan corporation (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

      WHEREAS, the Borrower owns 100% of the issued and outstanding capital stock of Community Shores Bank, a Michigan state bank (the "Subsidiary"; and the capital stock of such Subsidiary shall be referred to herein as the "Subsidiary Shares").

      WHEREAS, the Borrower desires to borrow from the Bank up to the sum of Five Million Dollars ($5,000,000).

      WHEREAS, the Borrower has requested and the Bank is willing to make loans to the Borrower in accordance with the terms, subject to the conditions and in reliance upon the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in this Agreement.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:

1. COMMITMENT OF THE BANK. The Bank agrees to make such revolving loans at such times as the Borrower may from time to time request, until, but not including, August 1, 2005 (the "Maturity Date") and in such amounts as the Borrower may from time to time request, provided however, that the aggregate principal balance of all revolving loans outstanding at any time shall not exceed the principal amount of Five Million Dollars ($5,000,000) (the "Loan"), which Loan shall be secured by the Pledge and Security Agreement of even date herewith between the Borrower and the Bank (the "Pledge Agreement"). The Loan made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Loan is otherwise terminated or extended as provided in this Agreement.

2. CONDITIONS OF BORROWING. Notwithstanding any other provision of this Agreement, the Bank shall not be required to extend the Loan:
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      (a) if, since the date of this Agreement and up to the agreed upon date of the Loan, there has occurred, in the Bank's sole and complete discretion, a material adverse change in the financial condition or affairs of the Borrower or the Subsidiary;

      (b) if any Default (as such term is defined below) has occurred or any event which, with the giving of notice or lapse of time, or both, would constitute such a Default;

      (c) if any litigation or governmental proceeding has been instituted or threatened against the Borrower, the Subsidiary or any of their respective officers or shareholders which, in the sole discretion of the Bank, could materially adversely affect the financial condition or operations of the Borrower or the Subsidiary;

      (d) if all necessary or appropriate actions and proceedings shall not have been taken in connection with, or relating to the transactions contemplated hereby and all documents incident thereto shall not have been completed and tendered for delivery, in form and substance satisfactory to the Bank;

      (e) if the Borrower shall not have tendered for delivery the Revolving Note (defined below) in form and substance satisfactory to the Bank; or

      (f) if the Bank shall not have received, in form and substance satisfactory to the Bank, all certificates, affidavits, schedules, resolutions, opinions, notes and other documents which are provided for hereunder, or which it may reasonably request.

3. NOTES; INTEREST RATE; PAYMENTS.

      (a) Revolving Note. The Loan shall be evidenced by the Revolving Credit Note substantially in the form attached hereto as Exhibit A (the "Revolving Note"), dated as of the date hereof and maturing on August 1, 2005. At the time of the disbursement under the Loan or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be conclusive and binding evidence of the amounts advanced or repaid unless said recording was made in error.

      (b) Interest Rate. The aggregate principal amount of the Loan outstanding under the Revolving Note from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360-day year at a rate equal to the Prime Rate (as defined below) minus 0.35% (the "Interest Rate"). Anything herein to the contrary notwithstanding, the per annum rate of interest applicable to the Loan shall at all times equal at least three-and-one-half percent (3.50%). For purposes of this Agreement, the "Prime Rate" shall mean the floating prime rate in effect from time to time as set by the Bank, and referred to by the Bank as its Prime Rate. The Borrower acknowledges that the Prime Rate is not necessarily the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate change is publicly announced by the Bank.

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      (c) Principal and Interest Payments. If not payable sooner pursuant to the terms of this Agreement, the Loan shall be repaid as follows: (i) interest shall be payable quarterly, in arrears, commencing on October 31, 2004 and continuing on the last day of each January, April, July and October thereafter, on the unpaid principal balance of the Loan outstanding from time to time; and (ii) a final payment of all outstanding principal plus accrued interest shall be payable on the Maturity Date.

      (d) Default Rate. Any amount of principal or interest on the Revolving Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the Interest Rate.

      (e) Manner of Borrowing. Each Loan shall be made available to the Borrower upon its written or verbal request, from any person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. A request for Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank. The Bank is authorized to rely on the telephonic, telecopy or telegraphic loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

      (f) Business Day. If any payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or Bank holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

4. PRINCIPAL PREPAYMENTS. Prepayments of the principal amount of the Loan are permitted at any time without penalty.

5. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loan provided for herein, the Borrower represents and warrants as follows:

      (a) The Borrower: (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Michigan; (ii) is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business except where the failure to so qualify would not have a material adverse effect on the Borrower or its business; and (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The Subsidiary is a Michigan state banking association and has all requisite power and authority, corporate or otherwise, to own, operate and lease its property and to carry on its business as now being conducted. The Borrower and the Subsidiary have made payment of all franchise and similar taxes in the State of Michigan and in all of the respective

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jurisdictions in which they are incorporated or qualified, insofar as such taxes are due and payable at the date of this Agreement, except for any such taxes the validity of which is being contested in good faith and for which proper reserves have been set aside on the books of the Borrower or the Subsidiary, as the case may be.

      (b) The Subsidiary Shares have been duly authorized, legally and validly issued, fully paid (and are assessable as provided by Michigan banking laws), and are owned by the Borrower free and clear of all pledges, liens, security interests, charges or encumbrances. There are, as of the date hereof, no outstanding options, rights or warrants obligating the Borrower or the Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Subsidiary or obligating the Borrower or the Subsidiary to grant, extend or enter into any such agreement or commitment.

      (c) The financial statements of:

            (i) the Borrower, all of which have heretofore been furnished to the Bank, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and maintained by the Borrower throughout the periods involved, and fairly present the financial condition of the Borrower individually and on a consolidated basis at such dates specified therein and the results of its operations for the periods then ended; and

            (ii) the Subsidiary, all of which have heretofore been furnished to the Bank, to the best knowledge of the Borrower have been prepared in accordance with GAAP and maintained by the Subsidiary throughout the periods involved, and fairly present the financial condition of the Subsidiary at such dates specified therein and the results of its operations for the periods then entered.

      (d) To the best knowledge of the Borrower, since the latest date of the financial statements referred to in Section 5(c) above, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of the Borrower or the Subsidiary other than changes arising from transactions in the ordinary course of business, and no such changes have been materially adverse, whether in the ordinary course of business or otherwise. To the best knowledge of the Borrower, neither the business nor the properties of the Borrower or the Subsidiary have been materially and adversely affected in any way, including, without limitation, as a result of any fire, explosion, accident, strike, lockout, labor dispute, flood, drought, embargo, imposition of governmental restrictions, confiscation by a governmental agency or acts of God.

      (e) There are no actions, suits, proceedings or written agreements pending, nor to the best of the knowledge of the Borrower threatened or proposed, against the Borrower or, to the best knowledge of the Borrower, the Subsidiary, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board or other administrative agency, domestic or foreign, which are of a material nature. Neither the Borrower nor, to the best knowledge of the Borrower, the Subsidiary is in default with respect to any order, writ, injunction

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or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

      (f) All tax returns and reports of the Borrower and, to the best knowledge of the Borrower, the Subsidiary, required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and the Subsidiary or upon any of their properties or assets which are due and payable have been paid, and the Borrower knows of no additional assessment of a material nature against the Borrower or the Subsidiary for taxes, or, except as disclosed on the financial statements referred to in
Section 5(c) above, of any basis for any such additional assessment.

      (g) The Borrower's primary business is that of a bank holding company. All necessary regulatory approvals have been obtained for the Borrower to conduct its business.

      (h) The deposit accounts of the Subsidiary are insured by the Federal Deposit Insurance Corporation ("FDIC").

      (i) None of the Subsidiary Shares constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System ("FRS").

      The foregoing representations and warranties shall survive the making of this Agreement, and execution and delivery of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank; including, but not limited to the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement and the Revolving Note.

6. NEGATIVE COVENANTS. The Borrower agrees that until the Borrower satisfies all of its obligations to the Bank; including, but not limited to its obligations to pay in full all principal, interest and other amounts owing in accordance with the terms of this Agreement and the Revolving Note, the Borrower shall not, nor shall the Borrower cause, permit or allow the Subsidiary to:

      (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, except (I) trust preferred securities in an amount of up to $5,000,000, (II) existing unsecured subordinated indebtedness owed to officers, directors and shareholders of Borrower or Community Shores LLC, which indebtedness is currently in the aggregate amount of approximately $2,750,000, and (III) indebtedness incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices. For purposes of this Agreement, the phrase "indebtedness" shall mean and include:

            (i) all items arising from the borrowing of money, which according to generally accepted accounting principles now in effect, would be included in determining total liabilities as shown on the balance sheet;

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            (ii) all indebtedness secured by any lien in property owned by the
      Borrower whether or not such indebtedness shall have been assumed;

            (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and

            (iv) all other interest-bearing obligations evidencing indebtedness in others;

      (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to property whether owned at the date hereof or hereafter acquired by the Borrower or the Subsidiary, or assign or otherwise convey any right to receive income, except:

            (i) liens for taxes, assessments or other governmental charges for the then current year or which are not yet due or delinquent;

            (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested in good faith in such a manner as not to make the property forfeitable;

            (iii) liens and charges incidental to current operations which are not due or delinquent;

            (iv) liens for workmen's compensation awards not due or delinquent;

            (v) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation;

            (vi) liens existing on the date hereof as shown on the financial statements; and

            (vii) in the case of the Subsidiary, liens incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices;

      (c) dispose by sale, assignment, lease or otherwise property or assets now owned or hereafter acquired, outside the ordinary course of business in excess of 10% of its consolidated assets in any fiscal year;

      (d) merge into or consolidate with or into any other person, firm or corporation, without the prior written consent of Bank;

      (e) make any loans or advances whether secured or unsecured to any person, firm or corporation, other than loans or advances (I) made by the Borrower to the Subsidiary in an amount not exceeding $1,200,000, and (II) made by the Subsidiary in the ordinary course of its banking

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business and in accordance with applicable laws and regulations and safe and sound banking practices;

      (f) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the Bank Holding Company Act of 1954, Michigan banking laws, the Federal Deposit Insurance Act and any regulations promulgated thereunder;

      (g) make any loan or advance secured by the capital stock of another bank or depository institution (except for loans made in the ordinary course of business), or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, without prior written approval of the Bank, with the exception that the Borrower may acquire up to, but not exceeding, five percent (5%) of another bank or bank holding company;

      (h) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the Subsidiary Shares or any other capital stock owned by the Borrower, with the exception of liens to the State of Michigan in the ordinary course of business under Michigan banking laws;

      (i) cause or allow the percent of Subsidiary Shares to diminish as a percentage of the outstanding capital stock of the Subsidiary;

      (j) sell, transfer, issue, reissue, exchange or grant any option with respect to the Subsidiary Shares;

      (k) declare a stock dividend or more than 5% per year or split or otherwise change the capital structure of Borrower or the Subsidiary, other than issuance of trust preferred securities permitted under Section 6(a), without prior written approval of the Bank;

      (l) breach or fail to perform or observe any of the terms and conditions of the Revolving Note or any other document or agreement entered into or delivered in connection with, or relating to, the Loan;

      (m) engage in any unsafe or unsound banking practices; or

      (n) violate any law or regulation, or any condition imposed by or undertaking provided to the FRS, the FDIC or the Michigan banking commission in connection with the Borrower's acquisition of the Subsidiary Shares.

7. AFFIRMATIVE COVENANTS. The Borrower agrees that until the Borrower satisfies all of its obligations to the Bank; including, but not limited to its obligations to pay in full all principal, interest and other amounts in accordance with the terms of the Agreement and the Revolving Note, it shall:

      (a) furnish and deliver to the Bank:

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            (i) as soon as practicable, and in no event later than forty-five
      (45) days after the end of each calendar quarter of the Borrower and the Subsidiary, a copy of (1) all quarterly call reports of the Subsidiary, and (2) all quarterly parent only call reports of the Borrower, filed with any state or federal bank regulatory authority;

            (ii) as soon as practicable, and in no event later than ninety (90) days after the end of each of its fiscal years, a copy of (1) the annual audited financial statements of the Borrower, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified by independent certified public accountants satisfactory to the Bank and accompanied by an unqualified opinion; and (2) all financial statements and reports, including, but not limited to call reports and annual reports, filed annually with any state or federal regulatory authority;

            (iii) immediately after receiving knowledge thereof, notice in writing of all charges, assessment, actions, suits and proceedings that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or the Subsidiary (other than litigation in the ordinary course of business not involving the FRS, the FDIC or the Michigan banking commission, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower or the Subsidiary); and

            (iv) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower or the Subsidiary;

      (b) maintain such capital as is necessary to cause the Borrower to have adequate capital in accordance with the regulations of the FRS and any requirements or conditions that the FRS has or may impose on the Borrower;

      (c) maintain such capital as is necessary to cause the Subsidiary to be classified as an "well capitalized" institution in accordance with the regulations of the FDIC, currently measured on the basis of information filed by Borrower in its quarterly Consolidated Report of Income and Condition (the "Call Report") as follows:

            (i) Total Capital to Risk-Weighted Assets of not less than 10%

            (ii) Tier 1 Capital to Risk-Weighted Assets of not less than 6%; and

            (iii) Tier 1 Capital to average Total Assets of not less than 5%. For the purposes of this subsection (d)(iii), the average Total Assets shall be determined on the basis of information contained in the preceding four (4) Call Reports;

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      (d) cause the ratio of nonperforming loans to the primary capital of the
Subsidiary to be not more than twenty-five percent (25%) at all times (for purposes of this Section 7(d), "primary capital" shall mean the sum of the common stock, surplus and retained earning accounts plus the reserve for loan and lease losses, and "nonperforming loans" shall mean the sum of all non-accrual loans and loans on which any payment is ninety (90) or more days past due);

      (e) promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or the Subsidiary or upon the income, profits or property of the Borrower or the Subsidiary and all claims for labor, material or supplies which, if unpaid, may by law become a lien or charge upon the property of the Borrower or the Subsidiary. Neither the Borrower nor the Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of the Borrower or the Subsidiary as are deemed reasonably adequate by the Bank;

      (f) maintain bonds and insurance and cause the Subsidiary to maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrower or the Subsidiary respectively operate and such additional bonds and insurance as may be reasonably required by the Bank;

      (g) permit and cause the Subsidiary to permit the Bank through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrower and the Subsidiary at such times and as often as the Bank reasonably may request;

      (h) promptly provide and cause the Subsidiary promptly to provide the Bank with such other information concerning the business, operations, financial condition and regulatory status of the Borrower and the Subsidiary as the Bank may from time to time reasonably request. The Bank agrees that any non-public information shall be kept confidential in accordance with the Bank's customary practices and procedures for handling confidential information;

      (i) ensure, and cause the Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or the Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders,
(b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause the Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

8. EVENTS OF DEFAULT; DEFAULT; RIGHTS UPON DEFAULT. The happening or occurrence of any of the following events or acts shall each constitute a default hereunder (each, a "Default"), and any

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such default shall also constitute a Default under the Revolving Note and any other loan document, without right to notice or time to cure in favor of the
Borrower:

      (a) if the Borrower fails to make any payment, as provided for herein, which failure continues for ten (10) days following written notice;

      (b) if there continues to exist any breach under any obligation of any other documents executed pursuant to this Agreement including, without limitation, the Revolving Note which such breach continues for ten (10) days following written notice, or if longer, beyond the applicable cure period, if any, specifically provided therefor;

      (c) if any representation or warranty made in this Agreement shall be false when made or be false at any time during the term of this Agreement or any extension hereof, or if the Borrower fails to perform or observe any covenant or agreement contained in this Agreement, which such default or failure continues for ten (10) days following written notice;

      (d) if the Borrower fails to perform or observe any covenant or agreement contained in any other agreement between the Borrower or the Subsidiary and the Bank, or if any condition contained in any agreement between the Borrower or the Subsidiary and the Bank is not fulfilled which such breach continues for ten
(10) days following written notice, or if longer, beyond the applicable cure period, if any, specifically provided therefor;

      (e) if the Borrower shall continue to fail to perform and observe, or cause or permit the Subsidiary to fail to perform and observe any covenants under this Agreement, including, without limitation, all affirmative and negative covenants set forth in Sections 6 and 7 of this Agreement which such breach continues for ten (10) days following written notice, or if longer, beyond the applicable cure period, if any, specifically provided therefor;

      (f) if the FRS, the FDIC, the Michigan banking commission or other governmental agency charged with the regulation of bank holding companies or depository institutions: (i) issues to the Borrower or the Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower or the Subsidiary, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by the Subsidiary or the payments of any debt by the Borrower, restrictions that make the payment of dividends by the Subsidiary or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under Michigan banking laws, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act, or any similar enforcement action, measure or proceeding; or (ii) issues to any officer or director of the Borrower or the Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order, a suspension order, or the assessment of civil monetary penalties;

      (g) if the Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for the Subsidiary;

      (h) if the Borrower or the Subsidiary (i) becomes insolvent or is unable to pay its debts as they mature; (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature;
(iii) suspends transaction of its usual business; or (iv) if a trustee of any substantial part of the assets of the Borrower or the Subsidiary is applied for or appointed;

      (i) if any proceedings involving the Borrower or the Subsidiary are commenced by or against the Borrower or the Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government; or


      (j) if the Borrower or the Subsidiary continue to be in default in any payment of principal or interest for any other obligation in the amount of $100,000 or more, or in the performance of any other term, condition or covenant contained in any agreement having an obligation or value of $100,000 or more (including, but not limited to, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

Upon the occurrence of a Default, the Bank shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Revolving Note to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Note any indebtedness of the Bank to the Borrower however created or arising.

9. MISCELLANEOUS.

      (a) No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and the Subsidiary.

      (b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement or the Revolving Note, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (c) All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be deemed given (A) if and when personally delivered; (B) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below; or (C) on the second business day after being deposited in United States certified or registered mail, and addressed as follows:

      If to Borrower:                      Community Shores Bank Corporation
                                           1030 West Norton Avenue
                                           Muskegon, MI  49441
                                           Attention: Jose A. Infante

      If to the Bank:                      LaSalle Bank National Association
                                           135 South LaSalle Street
                                           Chicago, Illinois 60603
                                           Attention: Jeffery Bowden

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.

      (d) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      (e) This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns; provided, that the Borrower shall not assign its rights hereunder or any interest herein without the prior written consent of the Bank.

      (f) This Agreement and the Note shall be governed by the internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State without giving effect to the choice of law provisions of such State.

      (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

      (h) All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by or knowledge on the part of the Bank, be deemed material and relied on by the Bank and shall survive the execution and delivery to the Bank of this Agreement and the Note.

      (i) This Agreement shall govern the terms of any extensions or renewals of the Note, subject to any additional terms and conditions imposed by the Bank in connection with any such extension or renewal.

      (j) The Borrower hereby represents that the indebtedness evidenced hereby constitutes a loan made by the Bank to enable the Borrower to carry on a commercial enterprise for the purpose of investment or profit; and that such loan is a loan for business purposes under the intent and purview of the Indiana Compiled Statutes.

      (k) THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE COLLATERAL OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

      (l) TO INDUCE THE BANK TO MAKE THE LOAN, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, OR ANY OTHER AGREEMENT WITH THE BANK SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

      (m) The Borrower will pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the preparation, negotiation, documentation, execution, delivery, administration, amendment, modification, collection and enforcement of this Agreement, the Revolving Note, and the other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay, and save Bank harmless from any liability for, any and all stamp and other taxes determined to be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, or the Note and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes. The foregoing obligations shall survive any termination of this Agreement and the Revolving Note. Any of the foregoing amounts incurred by Bank and not paid by the Borrower upon demand shall bear interest from the date incurred at the Interest Rate plus two percent (2%) per annum and shall be deemed part of the indebtedness hereunder.

      (n) Any accounting term not specifically defined herein shall be construed in accordance with generally accepted accounting principles and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

      (o) The Bank reserves the right to sell participations in this Loan or otherwise assign, transfer or hypothecate all or any part of this Loan.

      (p) All covenants, agreements, warranties and representations of the Borrower herein shall be deemed to have been made jointly and severally by the Borrower and the Subsidiary.

      (q) The Borrower agrees to do such further acts and things and to execute and deliver to Bank such additional assignments, agreements, powers and instruments as Bank may reasonably require or deem advisable to carry into effect the purpose of this Agreement, the Revolving Note, or any agreement or instrument in connection herewith, or to better assure and confirm unto the Bank its rights, powers and remedies hereunder or under such other loan documents.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                           COMMUNITY SHORES BANK CORPORATION,
                                             a Michigan corporation

                                           By: _________________________________
                                           Its: ________________________________

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                             a national banking association

                                           By: _________________________________
                                           Its: ________________________________

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$5,000,000                                             Dated as of July 23, 2004

      FOR VALUE RECEIVED, COMMUNITY SHORES BANK CORPORATION, a Michigan corporation (the "Maker"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the "Bank") the lesser of the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount outstanding under the Agreement (as hereinafter defined) made available by the Bank to the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rate of interest and the times set forth in the Revolving Loan Agreement of even date herewith between Maker and the Bank, as amended from time to time (the "Agreement"). In no event shall any principal amount have maturity later than August 1, 2005.

      This Revolving Credit Note ("Note") shall be available for direct advances.

      Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois, or at such other place as the holder of this Note may designate in writing to the undersigned. This Note may be prepaid in whole or in part as provided for in the Agreement.

      This Note evidences indebtedness incurred under the Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Agreement.

      The undersigned agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed by the Bank on the reverse side of this Note shall be prima-facie evidence of the unpaid principal balance of this Note.

                                           COMMUNITY SHORES BANK CORPORATION,
                                              a Michigan corporation

                                           By: _________________________________
                                           Its: ________________________________